UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

WORLD HEART CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28882	52-2247240
(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120

Salt Lake City, Utah 84116

(Address of principal executive offices, including Zip Code)

(801) 355-6255

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On August 2, 2012, World Heart Corporation, a Delaware corporation (“World Heart” or the “Company”) completed its merger (the “Merger”) with Ocean Acquisition Holding Inc., a Delaware corporation (“Merger Sub”), an indirect wholly owned subsidiary of HeartWare International, Inc., a Delaware corporation (“HeartWare”). The Merger was effected pursuant to an Agreement and Plan of Merger and Reorganization, dated as of March 29, 2012, entered into among World Heart, Merger Sub and HeartWare (the “Merger Agreement”). The Merger Agreement was adopted by the Company’s stockholders at a special meeting of the Company’s stockholders held on August 2, 2012 (the “Special Meeting”), as described in Item 5.07 below. The Merger became effective after the close of business on August 2, 2012 (the “Effective Time”), pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Delaware on that date. In the Merger, Merger Sub merged with and into the Company and the Company continued as the surviving corporation (the “Surviving Corporation”) and as an indirect wholly owned subsidiary of HeartWare.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 5.01 is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing.

The information disclosed in the Introductory Note is incorporated by reference herein.

In connection with the completion of the Merger on August 2, 2012, the Company notified the NASDAQ Capital Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the listing requirements of NASDAQ. The Company also notified NASDAQ that each share of the Company’s common stock, par value $0.001 per share (the “Company’s Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, HeartWare or any direct or indirect subsidiary of HeartWare) was converted into the right to receive 0.003 shares of common stock of HeartWare, par value $0.001 (the “HeartWare Common Stock”) (the “Merger Consideration”), and requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Company’s Common Stock and suspend trading of the Company’s Common Stock on the NASDAQ Capital Market prior to the opening of trading on August 3, 2012.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, HeartWare or any direct or indirect subsidiary of HeartWare) was converted into the right to receive the Merger Consideration. In accordance with the Merger Agreement, the Merger Consideration was determined based on the average of the per share closing prices of HeartWare Common Stock on the NASDAQ Stock Market during the ten consecutive trading days ending on (and including) August 1, 2012. At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01 Changes in Control of Registrant.

The information disclosed in the Introductory Note is incorporated by reference herein.

Under the Merger Agreement, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, HeartWare or any direct or indirect subsidiary of HeartWare) was converted into the right to receive the Merger Consideration.

All of World Heart’s outstanding stock options that were granted pursuant to World Heart’s 2006 Equity Incentive Plan and held by then-current employees, consultants or directors of World Heart vested as of the Effective Time. Each outstanding stock option (including the options that vested in accordance with the preceding sentence) that was not exercised as of the Effective Time was terminated for no consideration as of the Effective Time.

As a result of the Merger, HeartWare acquired 100% of the outstanding voting securities of the Company. The consideration paid for all equity securities of the Company was approximately $8 million in HeartWare Common Stock, as calculated in accordance with the terms of the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, and the accompanying exhibits, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In connection with the Merger, all members of the Company’s Board of Directors (John Alexander Martin, Jeani Delagardelle, Michael Sumner Estes, Ph.D., William C. Garriock, Anders D. Hove, M.D., Eugene B. Jones and Austin W. Marxe) resigned as of the Effective Time, and the directors of Merger Sub immediately prior to the Effective Time (Douglas Godshall and Lawrence Knopf) became the directors of the Company immediately after the Effective Time.

In addition, in connection with the Merger, Morgan R. Brown, the Company’s Executive Vice President and Chief Financial Officer, resigned as of the Effective Time, and the officers of Merger Sub immediately prior to the Effective Time (Douglas Godshall, Peter McAree, Lawrence Knopf, Jeffrey LaRose and Lauren Farrell) became the officers of the Company immediately after the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Certificate of Incorporation of the Company was amended and restated to be in the form of the Certificate of Incorporation of Merger Sub. The Amended and Restated Certificate of Incorporation of the Company is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated to be in the form of the bylaws of Merger Sub. The Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Special Meeting was held at 10:00 a.m. Mountain time on August 2, 2012 at the Company’s offices at 4750 Wiley Post Way, Suite 120, Salt Lake City, Utah 84116.

The Company’s Common Stock issued and outstanding as of the record date of June 25, 2012 and entitled to vote at the Special Meeting consists of 27,517,749 shares. Such shares were voted on three matters at the Special Meeting, all of which were approved pursuant to the following final voting results from the Special Meeting:

(1) To consider and vote upon a proposal to adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,385,895	77,188	1,101	0

(2) To consider and vote upon a proposal to approve, on an advisory basis, the merger-related compensation for World Heart’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,302,815	156,868	4,501	0

(3) To consider and vote upon a proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the adoption of the Merger Agreement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,316,273	146,810	1,101	0

Item 8.01.	Other Events.

On August 2, 2012, the Company and HeartWare announced the completion of the Merger in a joint press release. A copy of the joint press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of March 29, 2012, by and among HeartWare International, Inc., Ocean Acquisition Holding Inc. and World Heart Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2012)*

3.1	Amended and Restated Certificate of Incorporation of World Heart Corporation

3.2	Amended and Restated Bylaws of World Heart Corporation

99.1	Press Release announcing the completion of the acquisition of World Heart Corporation, dated August 2, 2012.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD HEART CORPORATION

Date: August 2, 2012	By:	/s/ Lawrence J. Knopf
Name: Lawrence Knopf
Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of March 29, 2012, by and among HeartWare International, Inc., Ocean Acquisition Holding Inc. and World Heart Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2012)*

3.1	Amended and Restated Certificate of Incorporation of World Heart Corporation

3.2	Amended and Restated Bylaws of World Heart Corporation

99.1	Press Release announcing the completion of the acquisition of World Heart Corporation, dated August 2, 2012.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.